MUTUAL RELEASE AND SETTLEMENT AGREEMENT

      This Mutual Release and Settlement Agreement (this "Agreement") is made and entered into this 12th day of February, 1997 by and among The Carey Winston Company ("CW"), DTI Acquisition Corp. ("Subsidiary") and Trident Rowan Group, Inc., formerly known as De Tomaso Industries, Inc. ("DTI") (CW, Subsidiary and DTI are hereinafter collectively referred to as the "Parties"). The purpose of this Agreement is to memorialize the terms and conditions under which the Parties have agreed to terminate that certain Agreement and Plan of Merger, dated as of August 14, 1996 (the "Merger Agreement"), including amendment of the terms of that certain Promissory Note, dated September 17, 1996, in the principal amount of $2,000,000, executed by CW in favor of DTI (the "Promissory Note").

      In consideration of the obligations undertaken by CW as set forth in this Agreement, each of Subsidiary and DTI, for itself and for its respective successors, assigns and predecessors, hereby releases and forever discharges CW and all of its direct and indirect employees, agents, representatives, attorneys, directors, officers, servants, successors, assigns, predecessors, stockholders, subsidiaries, parents, divisions and affiliates (such persons having such a relation to any of the Parties being referred to collectively as their "Representatives"), from, and agrees to indemnify them for and hold them harmless against, any and all claims, debts, demands, rights, liabilities, causes of action, losses, damages, costs or expenses (including attorneys' fees) of whatsoever kind and nature (collectively, "Losses"), directly or indirectly arising from, resulting from, or relating in any way to the Merger Agreement or the transactions contemplated thereunder, including, without limitation, any and all Losses allegedly incurred by either or both of Subsidiary and DTI or any of their respective Representatives as a result of, among other things, (i) the breach by CW or any of its Representatives of any provisions of the Merger Agreement, (ii) the breach of any other duty or obligation allegedly owed to either or both of Subsidiary and DTI or any of their respective Representatives,
(iii) any alleged act or omission on the part of CW or any of its Representatives related, directly or indirectly, to the business of Subsidiary or DTI or the business relationships between or among any of the Parties, or
(iv) any communications made by CW or any of its Representatives to either or both of Subsidiary and DTI or any of their respective Representatives, from the beginning of time through the date hereof. In addition, Subsidiary and DTI hereby release and forever discharge any third party with whom CW has had conversations or other contacts regarding a possible merger with, or acquisition of, CW from any and all claims directly or indirectly arising from such conversations, including, without limitation, claims of tortious interference with contractual relationship.

      In consideration of the obligations undertaken by Subsidiary and DTI as set forth in this Agreement, CW, for itself and for its successors, assigns and predecessors, hereby releases and forever discharges Subsidiary and DTI and all of their respective Representatives from, and agrees to indemnify them for and hold them harmless against, any and all Losses, directly or indirectly arising from, resulting from, or relating in any way to the Merger Agreement or the transactions contemplated thereunder, including, without limitation, any and all Losses allegedly incurred by CW or any of its Representatives as a result of, among other things, (i) the breach by either or both of Subsidiary or DTI or any of their respective Representatives of any provisions of the Merger Agreement,
(ii) the breach of any other duty or obligation allegedly owed to CW or any of its Representatives, (iii) any alleged act or omission on the part of either or both of Subsidiary and DTI or any of their respective Representatives related, directly or indirectly, to the business of CW or the business relationships between or among any of the Parties, or (iv) any communications made by either or both of Subsidiary or DTI or any of their respective Representatives to CW or any of its Representatives, from the beginning of time through the date hereof.

      Each of the Parties agrees and understands that it may have suffered damages as a result of the matters referred to above that are unknown to it at present. Each Party acknowledges that the release and other consideration received by such Party under this Agreement is intended to and does release and discharge any claims by such Party in regard to such unknown damages, including effects or consequences thereof, and regardless of mistake or fact of law, and each Party does hereby waive any rights to assert in the future any such claims.

      Notwithstanding anything contained herein to the contrary, none of the Parties hereto is releasing the others from any obligation expressly arising under (a) the terms of this Agreement, (b) the Promissory Note, as amended by the Allonge (as defined in Section 3 hereof), or (c) the Confidentiality Agreement (as defined in subsection 6.b hereof).

      Furthermore, and in consideration of the obligations undertaken in this Agreement, the Parties also agree as follows:

      1. Reimbursement of Expenses. CW hereby agrees to pay to DTI, not later than close of business February 18, 1997, Two Hundred Thousand Dollars ($200,000), as liquidated damages in lieu of reimbursement for expenses incurred by DTI in connection with the negotiation and preparation of the Merger Agreement. In the event of the failure to pay this amount when due, such payment shall accrue interest at an annual rate of fourteen percent (14%) until paid in full.

      2. Change of Control. In the event that CW experiences a Change of Control at any time subsequent to the date hereof through May 11, 1998, the following provisions shall apply:

      a. CW shall provide DTI with written notice of such Change of Control not later than the effective date of such Change of Control.

      b. As additional liquidated damages in lieu of any potential claims for Losses to DTI attributable to the non-consummation of the transactions contemplated by the Merger Agreement, CW agrees to pay an additional amount (the "Change of Control Fee") to DTI as of the effective date of such Change of Control of Five Hundred Thousand Dollars ($500,000).

      c. In the event that CW fails to notify DTI of a Change of Control as provided for in subsection 2.a. above or fails to pay the Change of Control Fee when due pursuant to Subsection 2.b. above, the Change of Control Fee shall accrue interest from and after


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

      the effective date of the Change of Control at an annual rate of fourteen percent (14%) until such Change of Control Fee is paid by CW in full.

      d. For purposes of this Section 2, a "Change of Control" shall mean (i) a merger or consolidation to which CW is a party with a third party which results in a transfer of ownership of a majority of the outstanding shares of voting common stock of CW, (ii) any acquisition by a third party of a majority of the outstanding shares of voting common stock of CW, or (iii) a sale of all or substantially all of the assets of CW to a third party (including for this purpose the sale of stock of material subsidiaries).

      3. Allonge to Promissory Note. On the date hereof, CW and DTI shall execute, and CW shall deliver to DTI, the Allonge to Promissory Note (the "Allonge") in the form attached hereto as Exhibit A.

      4. Termination of Merger Agreement. Effective immediately upon execution of this Agreement by each of the Parties, the Merger Agreement, and all rights and obligations of each of the Parties thereunder, shall terminate and be of no further force and effect and the sole binding and enforceable rights and obligations of the Parties to each other shall be those rights and obligations provided for in this Agreement, the Promissory Note, as amended by the Allonge, and the Confidentiality Agreement.

      5. Press Release. DTI shall promptly issue a press release regarding the termination of the Merger Agreement and the transactions contemplated thereunder, which press release shall be in the form attached hereto as Exhibit B and made a part hereof. Each Party covenants and agrees not to make any statements to third parties inconsistent with the terms of such press release or which disparage or otherwise reflect poorly on the other Parties. DTI's press release shall not be disseminated by DTI to any media located in the Washington-Baltimore metropolitan areas (except pursuant to national distribution).

      6. Other Provisions.

      a. The Parties acknowledge and agree that this Agreement is in settlement of potential claims for Loss, and is in no way an admission of liability by any Party with regard to such potential claims, liability for which is expressly denied.

      b. Each of CW and DTI hereby agree that the terms and conditions of the Mutual Non-Disclosure and Confidentiality Agreement, dated June 12, 1996, between CW and DTI (the "Confidentiality Agreement") shall survive execution of this Agreement and shall remain in full force and effect. Furthermore, except as provided in Section 5 above, the Parties agree that all communications among the Parties and their respective counsel relating to this Agreement and the subject matter hereof, the terms and conditions of this Agreement, and all negotiations relating thereto, are privileged and confidential and shall not be discussed, commented upon, referred to or disclosed in any manner to anyone other than the Parties and their counsel, accountants and other advisors, unless such disclosure is compelled by a court order or otherwise by law, and


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

      shall not, under any circumstances, be disclosed, mentioned or in any manner used in any subsequent proceeding between the parties, except for the purpose of enforcing this Agreement; provided, however, that the parties may disclose, without further comment, that the business relationship between CW, on the one hand, and Subsidiary and DTI, on the other hand, has been voluntarily terminated pursuant to a confidential agreement among the Parties. Notwithstanding the foregoing, CW may disclose the terms of this Agreement to any person or entity that is interested in engaging in a Change of Control transaction with CW and each of CW and DTI may make such disclosure of the terms of this Agreement as is required by applicable law. In addition, each Party shall be entitled to disclose to its employees and contractors the circumstances surrounding the termination of the Merger Agreement.

      c. This Agreement shall be binding upon each Party and its successors, assigns, and predecessors.

      d. Each Party hereby represents and warrants to the other Parties that it has the authority and is duly authorized to execute, deliver and perform this Agreement.

      e. This Agreement is to be interpreted and governed by the laws of the State of Maryland.

      f. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered if by hand, by express delivery or facsimile transmission (with a copy by mail) or three business days after the same is mailed, by certified or registered mail with postage prepaid:

          If to CW, to:       The Carey Winston Company
                              6700 Rockledge Drive, 4th Floor
                              Bethesda, Maryland 20817
                              Fax: (301) 656-0112
                              Attn: Thomas L. Nordlinger,
                              President and CEO

          With copies to:     Christopher Sanger, Executive Vice
                              President and General Counsel
                              6700 Rockledge Drive, 4th Floor
                              Bethesda, Maryland 20817
                              Fax: (301) 656-0112


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

                                        and

                              Tucker, Flyer & Lewis
                              1615 L Street, N.W., Suite 400
                              Washington, D.C. 20036
                              Fax: (202) 429-3231
                              Attn: Michael R. Flyer, Esq.

      or to such other person or address as CW shall furnish to DTI in writing.

          If to DTI or
          Subsidiary, to:     Trident Rowan Group, Inc.
                              Finprogetti S.p.A.
                              Via Fieno 8
                              20123 Milano, Italy
                              Fax: 39-272010136
                              Attn: Howard E. Chase, President

          With a copy to:     Morrison Cohen Singer
                              & Weinstein, LLP
                              750 Lexington Avenue
                              New York, New York  10022
                              Fax: (212) 735-8708
                              Attn: Stephen I. Budow, Esq.

      or to such other person or address as DTI shall furnish to CW in writing.

      g. If, as a result of a breach of any of the provisions of this Agreement, legal action shall be commenced, the prevailing party thereto shall be entitled to recover all costs and expenses from the other party, including, without limitation, all reasonable attorneys' fees.

      h. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      i. In the event of the failure by CW to pay any amount owed to DTI under
      Section 1 hereof when due, or any amount owed to DTI under Section 2 hereof within five (5) business days after same is due, CW hereby irrevocably authorizes and appoints DTI as its true and lawful attorney-in-fact, to confess judgment against CW in the full amount so due in favor of DTI in any Court of Record in the State of Maryland. CW expressly waives summons and other process and consents to the immediate execution of said judgment. The authority herein granted to confess judgment shall not be exhausted by any exercise thereof but shall continue from time to time and at all times until full


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

      payment of all amounts due hereunder. CW hereby ratifies and confirms the acts of said attorney-in-fact as fully as if done by CW itself.

      IN WITNESS WHEREOF, the undersigned have entered into this Agreement, by their respective duly authorized officers, as of the day and year first above written.

ATTEST:                                     TRIDENT ROWAN GROUP, INC.
                                            F/k/a DE TOMASO INDUSTRIES, INC.


_______________________________             By: ________________________________
                                                 Howard E. Chase, President


ATTEST:                                     DTI ACQUISITION CORP.


_______________________________             By: ________________________________
                                                   Howard E. Chase, President


ATTEST:                                     THE CAREY WINSTON COMPANY


_______________________________             By: ________________________________
                                                   Thomas L. Nordlinger,
                                                   President and Chief Executive
                                                      Officer


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

                                    EXHIBIT B
                                  Press Release

      TRG and The Carey Winston Company ("CW") have decided to terminate the agreement pursuant to which TRG was to acquire CW. The termination was mutually agreed to by the parties in accordance with the terms of their agreement.

      CW will pay to TRG $1.2 million, representing repayment of a loan previously made and a payment in respect of expenses incurred, and an additional sum payable under certain cirumstances.

      TRG and CW are actively collaborating in the development of real estate services business opportunities in Europe.